Exhibit 99.1

CONTACT: Kara Stancell (media) (480) 291-5454 Sean Andrews (investors) (480) 291-5854	7720 N. Dobson Road Scottsdale, AZ 85256 (602) 808-8800 www.Medicis.com

MEDICIS REPORTS FOURTH QUARTER AND YEAR-END 2011 FINANCIAL RESULTS

COMPANY INCREASES QUARTERLY CASH DIVIDEND TO $0.10 PER SHARE

SCOTTSDALE, Ariz.—February 27, 2012—

Fourth Quarter 2011 Highlights

•	Revenues of approximately $181 million (vs Guidance of $170-$183 million)

•	Non-GAAP Cash EPS of $0.56 (vs Guidance of $0.51-$0.57)

•	GAAP EPS of $0.87

2011 Financial Highlights

•	Revenues of approximately $721 million (vs Guidance of $711-$724 million)

•	Non-GAAP Cash EPS of $2.40 (vs Guidance of $2.35-$2.41)

•	GAAP EPS of $1.88

•	Gross profit margin of approximately 90.7%

•	Non-GAAP cash flow from continuing operations of approximately $218 million

•	Cash, cash equivalents and short- and long-term investments of approximately $329 million

Medicis (NYSE:MRX) today announced revenues of approximately $180.7 million for the three months ended December 31, 2011, compared to revenues of approximately $179.7 million for the three months ended December 31, 2010, which represents an increase of approximately $1.0 million, or approximately 0.6%. This increase is due primarily to increased demand for DYSPORT®, the RESTYLANE® franchise, VANOS® and ZIANA®, and includes the impact of increased sales reserves in the fourth quarter of 2011 associated with the Company’s previously announced managed care strategy, and the discontinuation of TRIAZ® and PLEXION® earlier in the year.

Non-generally accepted accounting principles (non-GAAP, defined below) diluted cash earnings per share (EPS, defined below) for the three months ended December 31, 2011, was $0.56, compared to non-GAAP diluted cash EPS of $0.74 for the three months ended December 31, 2010, which represents a decrease of $0.18 per diluted share, or approximately 24.4% (see “Unaudited Reconciliation of Non-GAAP Adjustments” in the financial tables of this press release). GAAP diluted EPS for the three months ended December 31, 2011, was $0.87, compared to GAAP diluted EPS of $0.37 for the three months ended December 31, 2010, which represents an increase of $0.50 per diluted share, or approximately 137.9%.

“We are pleased to announce solid fourth quarter and year-end financial results,” said Jonah Shacknai, Chairman and Chief Executive Officer of Medicis. “During 2011, we made significant strategic investments in the Company, completing the largest transaction in Medicis history, adding meaningfully to our development pipeline and making notable progress with managed care. We believe these investments will help secure our future, complementing current offerings with new products, providing patients better access to our prescription brands and increasing overall profitability. As always, we are grateful to our shareholders and look forward to the benefits we believe execution of our strategies can bring in 2012 and beyond.”

Calendar Year 2011

For the twelve months ended December 31, 2011, Medicis recorded revenues of approximately $721.1 million, compared to revenues of approximately $695.9 million for the twelve months ended December 31, 2010, representing an increase of approximately $25.2 million, or approximately 3.6%. This increase is due primarily to increased demand for DYSPORT, the RESTYLANE franchise and VANOS, and includes the impact of increased sales reserves in the fourth quarter of 2011 associated with the Company’s previously announced managed care strategy, the discontinuation of TRIAZ and PLEXION and the Company’s decision to stop shipment of the Legacy Strengths1 of SOLODYN® to wholesalers.

Non-GAAP diluted cash EPS for the twelve months ended December 31, 2011, was $2.40, compared to non-GAAP diluted cash EPS of $2.80 for the twelve months ended December 31, 2010, which represents a decrease of $0.40 per diluted share, or approximately 14.2% (see “Unaudited Reconciliation of Non-GAAP Adjustments” in the financial tables of this press release). GAAP diluted EPS for the twelve months ended December 31, 2011, was $1.88, compared to GAAP diluted EPS of $1.89 for the twelve months ended December 31, 2010, which represents a decrease of $0.01 per diluted share, or approximately 0.7%.

Acne Products

Medicis recorded revenues of approximately $101.9 million from sales of its acne products for the three months ended December 31, 2011, compared to revenues of approximately $118.9 million for the three months ended December 31, 2010, which represents a decrease of approximately $17.0 million, or approximately 14.3%. For the twelve months ended December 31, 2011, the Company recorded revenues of approximately $447.6 million from sales of its acne products, compared to revenues of approximately $482.4 million for the twelve months ended December 31, 2010, which represents a decrease of approximately $34.8 million, or approximately 7.2%. These decreases are due primarily to increased sales reserves in the fourth quarter associated with the Company’s previously announced managed care strategy, and the impact from the discontinuation of TRIAZ and PLEXION and the Company’s decision to stop shipment of the Legacy Strengths of SOLODYN to wholesalers.

The Medicis Acne Products category includes primarily SOLODYN and ZIANA.

Non-Acne Products

Medicis recorded revenues of approximately $64.0 million associated with its non-acne products for the three months ended December 31, 2011, compared to revenues of approximately $50.2 million for the three months ended December 31, 2010, which represents an increase of approximately $13.8 million, or approximately 27.5%. For the twelve months ended December 31, 2011, the Company recorded revenues of approximately $229.6 million associated with its non-acne products, compared to revenues of approximately $175.0 million for the twelve months ended December 31, 2010, which represents an increase of approximately $54.6 million, or approximately 31.2%. These increases are due primarily to increased demand for DYSPORT, the RESTYLANE franchise and VANOS.

The Company recorded revenues of approximately $5.8 million associated with the Company’s shipment of a number of its newly acquired non-acne products in the fourth quarter of 2011.

The Medicis Non-Acne Products category includes primarily DYSPORT, PERLANE®, RESTYLANE, VANOS and ZYCLARA®.

Other Non-Dermatological Products

Medicis recorded revenues of approximately $14.8 million associated with its other non-dermatological products for the three months ended December 31, 2011, compared to revenues of approximately $10.6 million for the three months ended December 31, 2010, which represents an increase of approximately $4.2 million, or approximately 39.9%. For the twelve months ended December 31, 2011, the Company recorded revenues of approximately $43.9 million associated with its other non-dermatological products, compared to revenues of approximately $38.6 million for the twelve months ended December 31, 2010, which represents an increase of approximately $5.3 million, or approximately 13.8%. These increases are due primarily to increased sales of BUPHENYL®.

The Company recorded revenues of approximately $2.6 million associated with the Company’s shipment of a number of its newly acquired other non-dermatological products in the fourth quarter of 2011.

The Medicis Other Non-Dermatological Products category includes primarily AMMONUL®, BUPHENYL, the MAXAIR® AUTOHALER® and contract revenue.

Other Income Statement Items

Gross profit margin for the three months ended December 31, 2011, was approximately 90.5%, and approximately 90.7% for the twelve months ended December 31, 2011.

Selling, general and administrative (SG&A) expense for the three months ended December 31, 2011, was approximately $85.1 million, or approximately 47.1% of revenues, compared to approximately $77.6 million, or approximately 43.2% of revenues, for the three months ended December 31, 2010. SG&A expense for the three months ended December 31, 2011, includes a benefit of approximately $1.9 million from fluctuations in the Company’s stock price and the resulting effect on the Company’s Stock Appreciation Rights (SARs). The Company recorded no special SG&A charges for the three months ended December 31, 2010. For the twelve months ended December 31, 2011, the Company recorded SG&A expense of approximately $353.4 million, or approximately 49.0% of revenues, compared to approximately $305.0 million, or approximately 43.8% of revenues, for the twelve months ended December 31, 2010. SG&A expense for the twelve months ended December 31, 2011, includes approximately $4.0 million related to additional expenses from fluctuations in the Company’s stock price and the resulting effect on the Company’s SARs and $2.5 million of professional fees related to legal settlements. SG&A expense for the twelve months ended December 31, 2010, included approximately $0.9 million of professional fees related to a strategic collaboration agreement with a Medicis partner.

Research and development (R&D) expense for the three months ended December 31, 2011, was approximately $10.2 million, compared to approximately $21.6 million for the three months ended December 31, 2010. R&D expense for the three months ended December 31, 2011, includes a benefit of approximately $0.2 million from fluctuations in the Company’s stock price and the resulting effect on the Company’s SARs. R&D expense for the three months ended December 31, 2010, included purchased R&D charges totaling $13.9 million associated with upfront and milestone payments to Medicis partners. For the twelve months ended December 31, 2011, the Company recorded R&D expense of approximately $68.4 million, compared to approximately $44.3 million for the twelve months ended December 31, 2010. R&D expense for the twelve months ended December 31, 2011, includes purchased R&D charges totaling $35.5 million associated with upfront and milestone payments to Medicis partners and approximately $0.4 million related to additional expenses from fluctuations in the Company’s stock price and the resulting effect on the Company’s SARs. R&D expense for the twelve months ended December 31, 2010, included purchased R&D charges totaling $18.9 million associated with milestone payments to Medicis partners.

Expenses associated with the Company’s Graceway transaction in the fourth quarter of 2011 were approximately $4.6 million. The Company also recorded additional income tax expense in the quarter of approximately $5.0 million as a result of the Graceway transaction. The result of all the financial entries relating to the Graceway transaction is a net loss in the fourth quarter of 2011.

Cash Flow

The Company’s cash flow from continuing operations was approximately $30.9 million for the three months ended December 31, 2011. Non-GAAP cash flow from continuing operations for the twelve months ended December 31, 2011, was approximately $217.9 million, which excludes $38.0 million associated with upfront and milestone payments to Medicis partners and professional fees related to legal settlements.

Dividend

The Company’s Board of Directors declared a quarter-end cash dividend of $0.10 per issued and outstanding share of Medicis Common Stock, payable on April 30, 2012, to stockholders of record at the close of business on April 2, 2012. This represents an increase of 25% compared to the Company’s previous $0.08 quarterly dividend. The Company’s last quarterly dividend increase was in March 2011.

2012 Guidance

Based upon information currently available to the Company’s management, the Company’s financial guidance for 2012 is as follows:

Calendar 2012

(in millions, except per share amounts)

	First Quarter (3/31/12) Estimated	Second Quarter (6/30/12) Estimated	Third Quarter (9/30/12) Estimated	Fourth Quarter (12/31/12) Estimated	Calendar Year-End 2012 Estimated
Revenue	$177-$188	$197-$208	$219-$230	$224-$235	$817-$861
Non-GAAP diluted cash EPS objectives	$0.37-$0.43	$0.49-$0.57	$0.77-$0.84	$0.88-$0.95	$2.51-$2.79

Additional 2012 Guidance Considerations

Revenue and non-GAAP diluted cash EPS objectives include certain assumptions associated with:

•	successful launch and integration of newly acquired products;

•	continued acceptance of newer strengths of SOLODYN by physicians;

•	levels of managed care rebates for SOLODYN and the Company’s other therapeutic brands;

•	competition to our primary brands;

•	planned discontinuation of mature brands;

•	gross profit margins of approximately 89-91% of revenues;

•	SG&A expenses of approximately 47-49% of revenues;

•	R&D expenses of approximately 6-8% of revenues;

•	depreciation of approximately $9-$11 million for the year;

•	effective tax rate of approximately 39-40%; and

•	fully diluted weighted average shares outstanding of approximately 64-65 million shares.

The above guidance does not take into account the following:

•	amortization of approximately $63-$65 million primarily related to acquired intangibles;

•

additional material changes in anticipated levels of total coverage and access, managed care rebates, and the associated impact on sales, reserves, profitability and the average selling price (ASP), for SOLODYN and the Company’s other therapeutic brands. The Company is actively engaged in a strategy, which management believes will significantly reduce the Company’s exposure to managed care restrictions for SOLODYN and the Company’s other therapeutic products. This strategy includes, among other things, negotiating new, multi-year contracts with targeted managed care organizations and pharmacy benefit managers to profitably achieve total coverage and access for SOLODYN of at least 75% of the insurable lives in the United States. If we are successful in our continuing negotiations, we would anticipate having to accrue additional sales reserves in the relevant quarter.

•	special charges associated with R&D milestones or contract payments;

•	the financial impact of fluctuations in the Company’s stock price and the resulting effect on its SARs;

•	the financial impact of potential future share repurchases made under the Company’s previously announced Stock Repurchase Plan;

•	the financial impact of legal settlements;

•	additional recognized losses on our auction rate securities investments;

•	recognized losses resulting from impairments on our intangible assets;

•	the impact of accounting for new collaborative arrangements with Medicis partners;

•	the financial impact of changes in accounting or governmental pronouncements;

•	charges related to the accounting for our investment in Revance or Hyperion;

•	material changes to our assumptions regarding sales of SOLODYN to wholesalers and the demand for SOLODYN associated with the November 2011 launch of generic forms of the Legacy Strengths of SOLODYN;

•	material changes to our assumptions regarding returns, including associated returns reserves, of SOLODYN and the Company’s other therapeutic brands;

•	planned discontinuation of mature brands;

•	the impact of a generic launch to any of our primary brands;

•	the timing of additional SOLODYN patent allowances, if any;

•	the timing of ZYCLARA patent allowances, if any;

•

uncertainty relating to the reduction of the ASP, including reserves, for covered products as a result of the rise in costs associated with consumer rebate programs, including MediSAVE and other point-of-sale offers;

•	changes in reimbursement policies of health plans and other health insurers;

•	the impact of the U.S. economy on the Company’s aesthetic and therapeutic franchises; and

•	significant changes in assumptions and estimates used for calculating various sales reserves.

At the time of this disclosure, Medicis believes these objectives are attainable based upon information currently available to the Company’s management.

Diluted Earnings Per Share

Diluted earnings per share amounts are calculated using the “if-converted” method of accounting regardless of whether the Company’s outstanding convertible bonds meet the criteria for conversion and regardless of whether the bondholders actually convert their bonds into shares.

Non-GAAP Diluted Cash Earnings Per Share

Historically, the Company’s non-GAAP diluted EPS amounts have been calculated excluding certain items, such as R&D charges which result from payments made to Medicis partners, transaction costs, fluctuations in the Company’s stock price and the resulting effect on the Company’s SARs (beginning in 2011), the impairment of long-lived assets, gains resulting from the sale of subsidiaries, charges related to the accounting for our investment in Revance or Hyperion and litigation reserves.

Non-GAAP diluted cash EPS excludes amortization, in addition to all of the items identified in the paragraph above.

Use of Non-GAAP Financial Information

The Company provides non-GAAP financial information in this press release. Management measures the Company’s performance using non-GAAP financial measures, such as those that are disclosed in this press release, to provide meaningful supplemental information regarding its operational performance and to enhance its investors’ overall understanding of its core financial performance. This information facilitates management’s internal comparisons to the Company’s historical core operating results and competitors’ core operating results, and is a basis for financial decision making. Management believes that Medicis’ investors benefit from seeing the Company’s results on the same basis as management, in addition to the GAAP presentation, where applicable. In our view, non-GAAP financial measures, such as non-GAAP diluted cash EPS, which are based on non-GAAP net income as defined below, are informative to investors, allowing them to focus on the ongoing operations and core results of Medicis’ business. Historically, Medicis has provided similar non-GAAP information to its investors and believes that the use of such numbers provides consistency in the Company’s financial disclosures. This information is not in accordance with, or an alternative for, information prepared using GAAP. Non-

GAAP net income excludes certain items, such as R&D charges which result from payments made to Medicis partners, transaction costs, amortization (for calculation of diluted cash EPS only), fluctuations in the Company’s stock price and the resulting effect on the Company’s SARs (beginning in 2011), the impairment of long-lived assets, gains resulting from the sale of subsidiaries, charges related to the accounting for our investment in Revance or Hyperion and litigation reserves. These items may have a material effect on the Company’s net income and diluted earnings per common share calculated in accordance with GAAP. The Company excludes such charges and the related tax benefits when analyzing its financial results, as the items are distinguishable events or large non-cash expenses related to intangibles. Management believes that, by viewing the Company’s results of operations excluding these charges, investors are given an indication of the ongoing results of the Company’s operations.

About Medicis

Medicis is the leading independent specialty pharmaceutical company in the United States focusing primarily on the treatment of dermatological and aesthetic conditions. The Company is dedicated to helping patients attain a healthy and youthful appearance and self-image. Medicis has leading branded prescription products in a number of therapeutic and aesthetic categories. The Company’s products have earned wide acceptance by both physicians and patients due to their clinical effectiveness, high quality and cosmetic elegance.

For more information about Medicis or the Company’s products, please visit the Company’s website at www.Medicis.com. Printed copies of the Company’s complete audited financial statements are available free of charge upon request.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act. All statements included in this press release that address activities, events or developments that Medicis expects, believes or anticipates will or may occur in the future are forward-looking statements, including, but not limited to:

•	the Company’s future prospects;

•	revenues, gross profit margin, expense, tax rate and earnings guidance;

•	the contribution to revenues from sales of newly acquired products, including ZYCLARA and the MAXAIR AUTOHALER in the U.S. and the Company’s newly acquired products in Canada;

•	the Company’s ability to successfully negotiate contracts with managed care organizations and pharmacy benefit managers;

•	the reduction of the coverage risk associated with the Company’s therapeutic brands and the provision of SOLODYN total coverage and access to the insurable lives in the U.S.;

•	information regarding business development activities and future regulatory approval of the Company’s products;

•	the commercial success of the Company’s products;

•	the patentability of certain intellectual property;

•	the potential for generic competition to SOLODYN and other Medicis products;

•	the future expansion or contraction of the aesthetics market;

•	the ability of Solta Medical, Inc. to make future contingent payments under the sale agreement for LipoSonix®; and

•	expectations relating to the Company’s product development pipeline.

These statements are based on certain assumptions made by the Company based on its experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. No assurances can be given, however, that these activities, events or developments will occur or that such results will be achieved. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company. The Company’s business is subject to all risk factors outlined in the Company’s most recent Quarterly Report on Form 10-Q for the quarter ended September 30, 2011, Annual Report on Form 10-K for the year ended December 31, 2010, and other documents we file with the Securities and Exchange Commission (SEC). At the time of this press release, the Company cannot, among other things, assess the likelihood, timing or forthcoming results of R&D projects, the risks associated with the U.S. Food and Drug Administration (FDA) approval process and risks associated with significant competition within the Company’s industry, nor can the Company validate its assumptions of the full impact on its business of the approval of competitive generic versions of the Company’s primary brands, and any future competitive product approvals that may affect the Company’s brands.

Additionally, Medicis may acquire and/or license products or technologies from third parties to enter into new strategic markets. The Company periodically makes up-front, non-refundable payments to third parties for R&D work that has been completed and periodically makes additional non-refundable payments for the achievement of various milestones. There can be no certainty about the periods in which these potential payments could be made, nor if any payments such as these will be made at all. Any estimated future guidance does not include, among other things, the potential payments associated with any such transactions.

There are a number of additional important factors that could cause actual results to differ materially from those projected, including, but not limited to:

•	the anticipated size of the markets and demand for the Company’s products;

•	the availability of product supply or changes in the costs of raw materials;

•	the receipt of required regulatory approvals;

•	competitive developments affecting our products, including the potential entry of generic competitors;

•	product liability claims;

•	the introduction of federal and/or state regulations relating to the Company’s business;

•	dependence on sales of key products;

•	changes in the treatment practices of physicians that currently prescribe the Company’s products, including prescription levels;

•	the uncertainty of future financial results and fluctuations in operating results, and the factors that may attribute to such fluctuations as set forth in our SEC filings;

•	dependence on the Company’s strategy (including the uncertainty of license payments and/or other payments due from third parties);

•	changes in reimbursement policies of health plans and other health insurers;

•

changes in anticipated levels of total coverage and access, managed care rebates, and the associated impact on sales, reserves, profitability and the ASP, for SOLODYN and the Company’s other therapeutic brands. The Company engages in negotiations from time to time, as management believes necessary, to enhance the longer-term sustainability of these brands. Such negotiations may result in increased managed care rebates, which may have a negative impact on sales, reserves, profitability and the ASP for affected products.

•	the timing and success of new product development by the Company or third parties;

•	the inability to fully realize the anticipated benefits of the Company’s transactions, such as the Graceway transaction;

•

the inability to secure patent protection from filed patent applications, inadequate protection of the Company’s intellectual property or challenges to the validity or enforceability of the Medicis proprietary rights;

•	the risks of pending and future litigation or government investigations and enforcement actions; and

•	other risks described from time to time in the Company’s filings with the SEC.

Forward-looking statements represent the judgment of the Company’s management as of the date of this release and the Company disclaims any intent or obligation to update any forward-looking statements contained herein, which speak as of the date hereof.

NOTE: Full prescribing information for any of the Company’s prescription products is available by contacting the Company. All trademarks are the property of their respective owners.

[1]	The Legacy Strengths of SOLODYN include the 45 mg, 90 mg and 135 mg forms.

Medicis Pharmaceutical Corporation

Summary Statements of Operations (Unaudited)

(in thousands, except per share data)

	Three months ended December 31,		Twelve months ended December 31,
	2011	2010	2011	2010
Product revenues	$179,596	$177,658	$716,768	$687,566
Contract revenues	1,122	2,040	4,358	8,366

Total revenues	180,718	179,698	721,126	695,932
Cost of revenues	17,151	17,643	66,888	66,857

Gross profit	163,567	162,055	654,238	629,075
Operating expenses:
Selling, general and administrative	85,128	77,580	353,379	305,045
Research and development	10,168	21,617	68,370	44,269
Depreciation and amortization	10,921	7,494	32,609	28,069
Impairment of intangible assets	14,250	—	16,509	2,293

Total operating expenses	120,467	106,691	470,867	379,676
Operating income	43,100	55,364	183,371	249,399
Interest expense (income), net	542	(58)	213	118
Other expense, net	—	—	—	257
Income from continuing operations before income tax expense	42,558	55,422	183,158	249,024
Income tax expense	19,747	19,492	76,201	98,641
Net income from continuing operations	22,811	35,930	106,957	150,383
(Income) loss from discontinued operations, net of income tax benefit	(36,135)	12,042	(19,583)	27,048

Net income	$58,946	$23,888	$126,540	$123,335

Basic net income per common share	$0.95	$0.39	$2.04	$2.05
Diluted net income per common share	$0.87	$0.37	$1.88	$1.89
Shares used in basic net income per common share	59,943	58,881	60,183	58,430
Shares used in diluted net income per common share	66,409	65,172	66,823	64,601
Cash flow provided by continuing operations	$30,887	$62,070	$179,911	$194,697

Medicis Pharmaceutical Corporation Unaudited Reconciliation of Non-GAAP Adjustments (in thousands, except per share data)
	Three months ended December 31, 2011			Three months ended December 31, 2010
	Dollar Value		EPS Impact	Dollar Value		EPS Impact
GAAP net income	$58,946			$23,888
Less: income allocated to participating securities	(1,819)			(679)

GAAP net income attributable to common shareholders	57,127		$0.95	23,209		$0.39
Less: net undistributed earnings allocated to unvested shareholders	(18)			(4)
Interest expense and associated bond offering costs (tax-effected)	757	{a}		666	{a}

GAAP “if-converted” net income and diluted EPS	57,866		$0.87	23,871		$0.37
Non-GAAP adjustments:
Amortization expense	8,882		$0.13	5,538		$0.08
Research and development expenses related to our collaborations	—		$—	13,900		$0.21
Impairment of intangible assets	14,250		$0.22	—		$—
(Gain) loss from discontinued operations	(26,730)		$(0.40)	18,666		$0.29
Impact of stock price fluctuation on SARs	(2,103)		$(0.03)	—		—
Income tax effects related to the above transactions	(15,914)		$(0.24)	(13,312)		$(0.20)
Less: loss (income) allocated to participating securities and net undistributed earnings allocated to unvested shareholders related to the above transactions	692		$0.01	(738)		$(0.01)

Non-GAAP “if-converted” net income and diluted EPS	$36,943		$0.56	$47,925		$0.74

Shares used in basic net income per common share			59,943			58,881
Shares used in diluted net income per common share			66,409			65,172

{a}	In order to determine “if-converted” net income, the tax-effected net interest on the 2.5% and 1.5% contingent convertible notes of $0.8 million and $0.7 million are added back to GAAP net income for the three months ended December 31, 2011 and December 31, 2010, respectively.

Medicis Pharmaceutical Corporation

Unaudited Reconciliation of Non-GAAP Adjustments

(in thousands, except per share data)

	Twelve months ended			Twelve months ended
	December 31, 2011			December 31, 2010
	Dollar Value		EPS Impact	Dollar Value		EPS Impact
GAAP net income	$126,540			$123,335
Less: income allocated to participating securities	(3,907)			(3,807)

GAAP net income attributable to common shareholders	122,633		$2.04	119,528		$2.05
Less: net undistributed earnings allocated to unvested shareholders	(46)			(20)
Interest expense and associated bond offering costs (tax-effected)	2,932	{a}		2,666	{a}

GAAP “if-converted” net income and diluted EPS	125,519		$1.88	122,174		$1.89
Non-GAAP adjustments:
Amortization expense	25,060		$0.37	21,277		$0.33
Research and development expenses related to our collaborations	35,500		$0.53	18,900		$0.29
Professional fees related to strategic collaboration agreement with a Medicis partner	—		—	877		$0.01
Legal settlements	2,500		$0.04	—		—
Impairment of intangible assets	16,509		$0.25	2,293		$0.04
(Gain) loss from discontinued operations	(1,192)		$(0.02)	42,197		$0.65
Impact of stock price fluctuation on SARs	4,353		$0.07	—		—
Income tax effects related to the above transactions	(46,545)		$(0.70)	(25,018)		$(0.38)
Less: income allocated to participating securities and net undistributed earnings allocated to unvested shareholders related to the above transactions	(1,180)		$(0.02)	(1,928)		$(0.03)

Non-GAAP “if-converted” net income and diluted EPS	$160,524		$2.40	$180,772		$2.80

Shares used in basic net income per common share			60,183			58,430
Shares used in diluted net income per common share			66,823			64,601

{a}	In order to determine “if-converted” net income, the tax-effected net interest on the 2.5% and 1.5% contingent convertible notes of $2.9 million and $2.7 million are added back to GAAP net income for the twelve months ended December 31, 2011 and December 31, 2010, respectively.

Medicis Pharmaceutical Corporation

Balance Sheets

(in thousands)

	December 31, 2011	December 31, 2010
	(unaudited)
Assets
Cash, cash equivalents & short-term investments	$288,320	$703,554
Accounts receivable, net	193,009	130,622
Inventory, net	34,519	35,282
Deferred tax assets	12,720	65,082
Other current assets	22,586	15,268
Assets held for sale from discontinued operations	—	13,127

Total current assets	551,154	962,935
Property & equipment, net	25,081	24,435
Intangible assets, net	705,119	287,706
Deferred tax assets	114,555	42,277
Long-term investments	40,270	21,480
Other assets	15,780	2,991

Total assets	$1,451,959	$1,341,824

Liabilities and stockholders’ equity
Contingent convertible senior notes 2.5%, due 2032	$169,145	$—
Other current liabilities of continuing operations	405,652	332,616
Liabilities held for sale from discontinued operations	—	7,276

Total current liabilities	574,797	339,892
Contingent convertible senior notes 2.5%, due 2032	—	169,145
Contingent convertible senior notes 1.5%, due 2033	181	181
Other liabilities	44,998	5,084
Stockholders’ equity	831,983	827,522

Total liabilities and stockholders’ equity	$1,451,959	$1,341,824

Working capital	$(23,643)	$623,043

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